Exhibit 99.1

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

C-Chip Seeing Important Benefits Ahead from the
Restructuring of its Vehicle Tracking Division

C-Chip announces the signing of an agreement with iMetrik to support its market endeavour in the vehicle tracking business

MONTREAL - (BUSINESS WIRE) - June 3, 2005 - C-Chip Technologies Corporation (OTCBB: CCHIE / Frankfurt: CCP-WKN: 255471) is pleased to announce a strategic agreement with iMetrik, Inc. and positive results from the re-energizing of its vehicle tracking solutions business unit.

After months of product and market testing, we decided last January to implement significant actions to benefit from the opportunity that we saw for our vehicle tracking solutions targeting credit management and the Buy-Here Pay-Here (BHPH) market. The changes implemented consisted primarily of a complete re-engineering of our star product, the Shadow, to enhance its reliability and to add a wireless communications mode under which our solutions can operate. To allow production in large quantity; we concluded an arrangement with one of the largest global electronics contract manufacturing service providers.

This new manufacturing arrangement is expected to result in a more efficient and higher capacity production process, which is now proving crucial given the market demand for our Shadow family of products. With demand largely exceeding current supply, our added production capability should bring our monthly output to about 2,000 units by July. A further increase in our production capacity is likely to be required.

In related news, C-Chip is proud to announce the signing of an agreement with iMetrik Inc., a Quebec-based company involved in the development of complex fleet management and wireless solutions. According to the terms of the agreement, iMetrik will provide service to our existing product line in the vehicle tracking business, provide sales and marketing support in the United States, as well as 24/7 customer support service to our customers. Additionally, iMetrik will guide C-Chip through the required regulatory certification procedure for the Shadow in both Canada and the United States. Mr. Guy Chevrette, C-Chip's designated COO, will become President and CEO of iMetrik. Going forward, we will to continue to work with Mr. Chevrette, but in a different framework than the role of COO for C-Chip.

Stephane Solis, President and CEO of C-Chip Technologies Corporation, said: "We could not be happier with the results of our restructuring effort thus far. It has led to major improvements in both product and process, while also bringing about a more effective cost structure. With our collaboration with iMetrik, a team that has amazed me with their industry insight and speed of implementation, I am completely confident in the continued market success of our flagship product, the Shadow. C-Chip will now be able focus its energies on bringing about the full synergistic potential of its recently acquired subsidiary companies which are all exceeding our expectations so far."

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

About C-Chip Technologies Corporation
 C-Chip Technologies Corporation operates in the enterprise risk management industry, offering both solutions and security services. C-Chip itself is positioned in an emerging and rapidly growing industry that is about interconnecting machines with IT infrastructures and mobile assets. We integrate wireless communications, online transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control, manage and monitor remote assets at low costs.

Through its wholly-owned subsidiary Avensys, C-Chip also offers risk management solutions enabling business and corporations to monitor different types of environments, including Air, Soil, Water as well as buildings and infrastructures.

Through wholly-owned subsidiaries, Canadian Security Agency (2004) Inc. and Chartrand Laframboise Investigation, C-Chip also provides corporations and institutions security services including corporate investigation, surveillance, electronic monitoring and protection of personnel and premises. C-Chip's goal is to be recognized as a leading provider of security services and risk management solutions used by corporations and institutions. Detailed information on our risk management solutions, their applications and our security services is available on our web site at www.c-chip.com

About iMetrik Incorporated
 iMetrik designs and manufactures smart wireless devices with broad industry applications including the Transportation, Construction and Rental Equipment marketplaces. Their patent-pending next generation platform supports multi-network environments (WWAN, WI-FI, Bluetooth) and a breadth of industry standard machine and device interfaces. Their solutions can be delivered on a hosted basis or integrated into existing enterprise information systems. The company has been recognized by some of the world's largest electronic systems provider as a leader in emerging machine to machine wireless market.

Contact:

Mr. Stephane Solis,
President & CEO
C-Chip Technologies Corporation
514-337-2447
ssolis@c-chip.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.